Exhibit 23(a)


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

               As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 22, 1998 incorporated by reference in the MDU Resources Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1997 and our report dated March 18, 1998 incorporated by reference in the Annual Report on Form 11-K of the MDU Resources Group, Inc. Tax Deferred Compensation Savings Plan (now named the MDU Resources Group, Inc. 401(k) Retirement
          Plan) for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


                                                     /s/ Arthur Andersen LLP

                                                     ARTHUR ANDERSEN LLP


          Minneapolis, Minnesota
          February 18, 1999